Exhibit 23.0

[Letterhead of Heard, McElroy & Vestal LLP]
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Board of Directors
Century Next Financial Corporation
We hereby consent to the incorporation by reference in the Registration Statement of Century Next Financial Corporation on Form S-8 (Registration Nos. 333-171904) of our report dated March 21, 2011, relating to the consolidated financial statements of Century Next Financial Corporation, which appears in this Form 10-K.
/s/ Heard, McElroy & Vestal LLP
Shreveport, Louisiana
March 25, 2011